Exhibit 10.2

PROMISSORY NOTE

$5,100,000.00	June 30, 2020
Hartford, Connecticut

FOR VALUE RECEIVED, RIVERBEND ORLANDO HOLDINGS III, LLC, a Florida limited liability company, having an address of 204 West Newberry Road, Bloomfield, CT 06002 (the “Borrower”), hereby promises to pay to the order of WEBSTER BANK, NATIONAL ASSOCIATION, a national banking association (“Bank”) at the offices of the Bank at CityPlace II, 185 Asylum Street, Hartford, Connecticut 06103 or such other address as the Bank shall designate in a written notice to Borrower, the amount of FIVE MILLION ONE HUNDRED THOUSAND AND 00/100 DOLLARS ($5,100,000.00) (the “Loan”) together with (i) interest at the rate or rates hereinafter provided; (ii) all amounts which may become due under the Mortgage (as hereinafter defined), or under any other Loan Document evidencing, securing or otherwise executed in connection with the indebtedness evidenced by this Promissory Note (this “Note”) (the Note, Mortgage, and all other documents or instruments executed and delivered in connection with the Loan, the “Loan Documents”); (iii) any costs and expenses, including attorneys' and appraiser's fees, incurred in the collection of this Note or the Loan Documents, or in the foreclosure of the Mortgage, or in protecting or sustaining the lien of the Mortgage, or in any litigation or controversy arising from or connected with the Loan Documents; and (iv) all taxes or duties assessed upon said sum against the holder hereof, upon the debt evidenced hereby or by any Loan Document and upon the Mortgaged Property (as hereinafter defined).

This Note is subject to all of the following terms and conditions:

1.Capitalized Terms.  Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in any other Loan Document.

2.Definitions.As used in this Note, the following terms shall have the respective meanings set forth below:

(a)“Adjusted LIBOR Rate” means, with respect to any Interest Period for the Loan, (i) an interest rate per annum equal to (I) the LIBOR Rate for such Interest Period multiplied by (II) the Statutory Reserve Rate, or (ii) the Alternative Rate, as applicable.

(b) “Alternative Rate” shall have the meaning set forth in Section 5(d) hereof.

(c)“Applicable Margin” shall mean two hundred fifty-five and 80/100ths (255.8) basis points.

(d)“Lender Funding Markets” means one or more wholesale funding markets available to the Bank, including the LIBOR, Eurodollar, and swap markets as applicable and available, or such other appropriate money market as determined by the Bank in its sole discretion.

(e)“Borrowing Date” means the Business Day on which the Bank makes the Loan to the Borrower.

(f)“Breakage Costs” shall mean any actual loss or expense (including, without limitation, actual lost profit) that Bank sustains or incurs as a direct consequence of any prepayment (whether optional or mandatory) of the Note bearing interest at the Adjusted LIBOR Rate by the Borrower on and after the date hereof and through the last day of the LIBOR Interest Period, including, but not limited to, any loss or any interest payable by Bank to lenders of funds obtained by it in order to make or maintain the Loan at the Adjusted LIBOR Rate,

(g)“Business Day” means (i) for all purposes other than as set forth in clause (ii) below, any day other than a Saturday, a Sunday or a day on which commercial banks located in Hartford, Connecticut are authorized or required by law or other governmental action to close, and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, LIBOR Advances, any day which is a Business Day described in clause (a) above and which is also a day on which funding in Dollars between banks may be carried on in London, England.

(h)“Interest Payment Date” means: (i) the last day of the applicable Interest Period, and (ii) the Maturity Date.

(i)“Interest Period” means, as to the Loan, as to the first Interest Period, the period commencing on the Borrowing Date and ending  on the first Business Day of the following month, and thereafter, the period commencing on the first Business Day of each month and ending one month thereafter; provided, however, that (a) if any Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day and (b) any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

(j)“LIBOR Rate” means, with respect to each Interest Period applicable to the Loan, a rate of interest per annum, as determined by the Bank, equal to the rate for deposits in U.S. Dollars for a period of one month, which appears on Reuters Page ‘LIBOR01’ (or such other page as may replace the LIBOR Page on that service for the purpose of displaying such rates or such other service as may be nominated by the ICE Benchmark Administration, for the purpose of displaying London interbank offered rates for Dollar deposits) as of 11:00 a.m., London time, on the day that is two (2) London Business Days prior to the first day of such Interest Period; provided however that in no event shall the LIBOR Rate or any replacement rate be less than zero (0.0%).

(k)Intentionally Omitted.

(l)“London Business Day” means any day on which dealings in United States dollar deposits are carried on by banking institutions in the London interbank market.

(m)“Maturity Date” means July 1, 2030.

(n)“Mortgage” means that certain Mortgage, Security Agreement and Fixture Filing, dated even herewith, given by the Borrower to the Bank.

(o)“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board of Governors of the Federal Reserve System of the United States to which a lender is subject for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of such Board). Such reserve percentages shall include those imposed pursuant to such Regulation D.  LIBOR Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to the affected lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

3.Interest Rate Provisions.

(a)This Loan shall bear interest at a rate per annum equal to the Adjusted LIBOR Rate for the applicable Interest Period plus the Applicable Margin.

(b)All interest rate determinations hereunder shall be made by the Bank and shall be deemed conclusive and binding upon the Borrower in the absence of manifest error.

(c)Interest on all Advances shall be calculated on the basis of a 360-day year, in each case for the actual number of days elapsed.

4.	Repayment. Except as otherwise provided in Section 5(c) of this Note, interest shall be payable in arrears on the following dates and upon each payment (including prepayment) of the Loan:

(a)Commencing on August 1, 2020, monthly payments of principal in amounts as set forth on Schedule A attached hereto and incorporated herein, shall be due and payable on the first Business Day of each month during the term of the Loan, together with interest.

(b)Payment at Maturity.  The full amount of the outstanding principal balance of the Loan, together with all interest accrued thereon, and all other amounts due and payable hereunder or under any of the other Loan Documents, shall be due and payable in full on the Maturity Date.

(c)Form of Payment.  All amounts owing under this Note and interest thereon shall be payable in legal tender of the United States of America.  In the event a payment hereunder is due on a Saturday, Sunday or legal holiday, payment shall be due on the next succeeding Business Day.

(d)Evidence of Debt.  The Bank will enter an appropriate notation on its books and records evidencing the interest rate applicable to the outstanding balance hereof, each repayment on account of the principal thereof, and the amount of interest paid. Borrower agrees that, in the absence of manifest error, the books and records of the Bank shall constitute prima facie evidence of the amount owing to the Bank pursuant to this Note.

(e)Balloon Payment.  Borrower acknowledges that said monthly payments of principal shall be insufficient to fully amortize the principal amount of this Note prior to the Maturity Date and, therefore, Borrower shall be obligated to make a so-called balloon payment on the Maturity Date in order to pay this Note in full.

5.Additional Provisions.

(a)Late Charges.If any amount payable under this Note (except the amount due at the Maturity Date) is not paid within ten (10) days after its due date, Borrower shall pay to the Bank on demand an amount equal to five percent (5%) of such unpaid amount which Borrower acknowledges to be a reasonable late charge to compensate the Bank for the administrative costs of dealing with such late payment and for its loss of use of such funds.  Borrower also acknowledges that such late charge is a material inducement to the Bank to make the Loan evidenced by this Note, the Bank would not have made the Loan in the absence of the agreement of Borrower to pay such late charge and such late charge is not a penalty and represents a reasonable estimate of compensation to the Bank for losses resulting from Borrower’s default that are difficult to ascertain.

(b)Expenses.  Borrower further promises to pay to the Bank, as incurred, and as an additional part of the unpaid principal balance, all reasonable costs, expenses and reasonable attorneys' fees incurred (i) in the preparation, protection, modification, collection, defense or enforcement of all or part of this Note or any guaranty hereof, or (ii) in the foreclosure or enforcement of any mortgage or security interest which may now or hereafter secure either the debt hereunder or any guaranty thereof, or (iii) with respect to any action reasonably taken to protect, defend, modify or sustain the lien of any such mortgage or security agreement, or (iv) with respect to any litigation or controversy arising from or connected with the enforcement of any provisions of this Note or any mortgage or security agreement or collateral which may now or hereafter secure this Note, or (v) with respect to any act reasonably taken to protect, defend, modify, enforce or release any of its rights or remedies with regard to, or otherwise effect collection of, any collateral which may now or in the future secure this Note, or with regard to or against Borrower or any endorser, guarantor or surety of this Note.

(c)Default Rate.  Notwithstanding the foregoing, after the occurrence and during the continuance of an Event of Default, the outstanding principal balance of the Loan shall bear interest at a rate per annum otherwise payable hereunder, plus five percent

(5.0%) per annum (the “Default Rate”) until payment in full (whether before or after judgment has been rendered with respect hereto) which amounts shall each become an additional part of the unpaid balance.

(d)LIBOR Termination Provisions.  If the Bank, in its sole discretion, determines that (a) (i) the LIBOR Rate cannot be readily determined or does not adequately and fairly reflect the cost of making or maintaining the Loan or (ii) deposits of a type and maturity appropriate to match fund the Loan are not available to the Bank, and such circumstances are likely to be permanent, (b) ICE Benchmark Administration (or any Person that takes over the administration of such rate) ceases its administration and publication of interest settlement rates for deposits in U.S. dollars, or (c) the supervisor for the administrator of the publication of such rates or a Governmental Authority having jurisdiction over the Bank has made a public statement identifying a specific date after which such interest settlement rate shall no longer be used for determining interest rates for loans, then the Bank shall determine an alternate rate of interest to the LIBOR Rate taking into account then prevailing standards in the market for determining interest rates for comparable commercial loans made by financial institutions in the United States at such time.  The Bank and the Borrower hereby agree to enter into an amendment to this Note and/or the Loan Documents, if necessary, to incorporate such alternate interest rate (the “Alternative Rate”) and other accompanying changes to this Note and/or the Loan Documents that are reasonably determined to be applicable thereto.

(e)Additional Payments. If Bank shall deem applicable to this Note, any requirement of any law of the United States of America, any regulation, order, interpretation, ruling, official directive or guideline (whether or not having the force of law) of the Board of Governors of the Federal Reserve System, the Comptroller of the Currency, the Federal Deposit Insurance Corporation or any other board or governmental or administrative agency of the United States of America which shall impose, increase, modify or make applicable thereto or cause to be included in, any reserve, special deposit, calculation used in the computation of regulatory capital standards, assessment or other requirement which imposes on Bank any cost that is attributable to the maintenance hereof, then, and in each such event, Bank shall notify the Borrower thereof and the Borrower shall pay the Bank, within ninety (90) days of receipt of such notice, such amount as will compensate Bank for any such cost, which determination may be based upon the Bank's reasonable allocation of the aggregate of such costs resulting from such events and shall be calculated in a manner consistent with the Bank’s practices for similar loans and similar borrowers.  In the event any such cost is a continuing cost, a fee payable to Bank may be imposed upon the Borrower periodically for so long as any such cost is deemed applicable to the Bank, in an amount determined by Bank to be necessary to compensate Bank for any such cost.  The determination by any Bank of the existence and amount of any such cost shall, in the absence of manifest error, be conclusive.  Notwithstanding the foregoing, Bank agrees to use commercially reasonable efforts to eliminate or mitigate any costs attributable to the maintenance of the Loan. If Bank is unable to eliminate such costs, Borrower shall have the right to prepay the then outstanding principal balance of the Loan, together with all accrued and unpaid interest thereon, in full, but not in part, without prepayment charges.

6.Prepayment.

(a)Borrower may prepay the then outstanding principal balance of the Loan, together with all accrued and unpaid interest thereon, in full but not in part, upon not less than thirty (30) days written notice of the projected date of prepayment and upon concurrent payment to Bank of any and all Breakage Costs or damages incurred by the Bank in connection with such prepayment.

(b)In the event that Borrower elects to prepay the Note in accordance with the terms set forth above, Borrower shall give Bank not less than thirty (30) days prior written notice of its intent to prepay the Note.  Any amounts specified in the aforesaid prepayment notice shall, upon the giving of said notice, become due and payable at the time provided for prepayment in said notice. Any prepayments permitted hereunder shall be applied to interest and other charges accrued under this Note to the day prepayment shall have been received by Bank, and then to principal, in the inverse order of the installments of principal payable under this Note.

(c)If the maturity of this Note shall be accelerated for any reason, then a tender of payment by Borrower, or by anyone on behalf of Borrower, of the amount necessary to satisfy all sums due under this Note shall constitute an evasion of the payment terms of this Note and shall be deemed to be a voluntary prepayment under this Note, and any such prepayment, to the extent permitted by law, shall require the concurrent payment to Bank of the Breakage Costs.

7.Events of Default.  An Event of Default shall be those events set forth in Section 6.2 of the Mortgage.

8.Acceleration.  Upon the occurrence and during the continuance of any Event of Default hereunder, at the option of the Bank all principal outstanding hereunder, together with accrued interest thereon and charges incurred with respect thereto, shall become immediately due and payable, all without demand, presentment, protest or notice of any kind, all of which are hereby waived by Borrower. No remedy herein conferred upon the Bank or the holder of this Note is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

9.Set-off.  Upon the occurrence and during the continuation of an Event of Default hereunder, the Bank is hereby authorized at any time from time to time, without notice to Borrower to set-off and apply any and all deposits of Borrower (general or special, time or demand, provisional or final), credits, collateral and property, but expressly excluding tenant security deposits, at any time held by, in transit to or in the safekeeping, custody or control of, the Bank or any entity under the control of or under common control with the Bank (and shall include any other obligation at any time owing by the Bank or any entity under the control of or under common control with the Bank to or for the credit or the account of Borrower) against any and all of the obligations of Borrower to the Bank now or hereafter existing hereunder, irrespective of whether or not the Bank shall have made any demand hereunder and even though such obligations may be contingent and unmatured. Upon making any such set-off, appropriation or application, the Bank agrees to notify Borrower thereof in writing, provided the failure to give such notice shall not affect the validity of such set off or appropriation or application.  ANY AND ALL RIGHTS TO REQUIRE THE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE LOAN, PRIOR TO EXERCISING ITS RIGHT OF SET-OFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE BORROWER OR ANY GUARANTOR, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

10.Collateral.  This Note and the indebtedness evidenced hereby are secured, inter alia, by that certain Mortgage Deed, Security Agreement and Fixture Filing dated as of even date herewith, between Borrower, as mortgagor, and the Bank, as mortgagee (the “Mortgage”).  The Mortgage constitutes a first priority lien on certain real and personal property, more particularly described therein located at , 3220 Maggie Boulevard, Orlando, Orange County, Florida (the “Mortgaged Property”).

11.Notices.  Notices to Borrower shall be deemed given when delivered in accordance with the notice provisions of the Mortgage. Borrower and any endorser of this Note or the obligation represented hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral and to the addition or release of any other party or person primarily or secondarily liable.

12.Sale of Interests.  Borrower acknowledges that Bank may (a) fund the Loan through an affiliate, (b) sell or transfer interests in the Loan and the Loan Documents to one or more participants or special purpose entities, (c) pledge Bank's interests in the Loan and the Loan Documents as security for one or more loans obtained by Bank, and/or (d) sell or transfer Bank's interests in the Loan and the Loan Documents in connection with a securitization transaction or otherwise, in each case at no cost to Borrower, and that all documentation, financial statements, appraisals, reports and other data, or copies thereof, related to any loan application or commitment, Borrower, the Mortgaged Property, and/or the Loan, may be exhibited to and reviewed by any party that is reviewing the Loan for the purposes of purchasing, valuing, rating or servicing the Loan, and Bank shall direct such party to keep all such information in confidence to the same extent as is required of Bank pursuant to the Loan Documents, but Bank shall have no obligation to oversee the actions of said party or any liability to Borrower in the event said party does not so comply.  Upon any transfer or proposed transfer contemplated above and by the Loan Documents, at Bank's request, Borrower shall provide a true and correct estoppel certificate to the reviewing party or parties in such form, substance and detail as Bank or the reviewing party or parties may reasonably require, provided, however, that Borrower shall not be required to incur any costs in connection with any such transfer.

13.Rights of Bank. In addition to any rights the Bank may have hereunder, under the Loan Documents or under any other instrument, document or agreement which may now or hereafter evidence, govern or secure this Note, the Bank shall have all the rights of a creditor under the laws of the State of Connecticut and the case law interpreting the same.  Nothing contained herein shall be construed as limited or restricting any rights the Bank may have, whether statutory or otherwise, including, without limitation, all rights of set-off as may exist under law.

14.Consent to Credit Verification. The Borrower hereby agrees that Bank shall have the right at any time and from time to time to verify credit information supplied by the undersigned.

15.WAIVER OF TRIAL BY JURY.  BORROWER AND BANK ACKNOWLEDGE THAT THE TRANSACTION CONTEMPLATED HEREBY IS A COMMERCIAL TRANSACTION, AND BORROWER AND BANK HEREBY IRREVOCABLY WAIVE ALL RIGHT TO A TRIAL BY JURY IN ANY PROCEEDING HEREAFTER INSTITUTED BY OR AGAINST BORROWER OR BANK IN RESPECT OF THIS NOTE OR ANY GUARANTY OR ENDORSEMENT OF THIS NOTE.

16.Other Rights and Waivers, Successors and Assigns.  Borrower hereby waives presentment for payment, protest and notice of dishonor, and hereby agrees to any extension or delay in the time for payment or enforcement, to renewal of this Note and to any substitution or release of any collateral, all without notice and without any affect on its liabilities. Any delay on the part of the holder hereof in exercising any right hereunder or under any mortgage or security agreement which may secure this Note shall not operate as a waiver. The rights and remedies of the holder hereof shall be cumulative and not in the alternative, and shall include all rights and remedies granted herein, in any document referred to herein, and under all applicable laws. The provisions of this Note shall bind the heirs, executors, administrators, assigns and successors of Borrower and shall inure to the benefit of the holder hereof, its successors and assigns.

17.Acknowledgement of Copy.  Borrower acknowledges receipt of a copy of this executed Note.

18.Governing Law.  This Note and the rights and obligations of the parties hereunder shall be construed and interpreted in accordance with the laws of the State of Connecticut.

19.Severability.  If any provision of this Note is deemed void, invalid or unenforceable under applicable law, such provision is and will be deemed to be totally ineffective to that extent, but the remaining provisions shall be deemed unaffected and shall remain in full force and effect.

20.Survival. The obligations of the Borrower under Section 5 of this Note shall survive the payment of this Note.

21.The provisions of Section 10.2 of the Mortgage are hereby incorporated by reference.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Promissory Note as of the day and year first written above.

BORROWER:

Riverbend Orlando Holdings III, LLC,
a Florida limited liability company

By:	Griffin Industrial, LLC, a Connecticut
limited liability company, its Manager

By:	/s/Anthony Galici
Anthony J. Galici
Vice President

[Signature page to Promissory Note]

Schedule A

Amortization Schedule

Amortization Schedule

	Amortization Term:	25	yrs
	Amortization Rate (speed):	3.50%
			Notional	Principal Payment
Number	Accrual Period		Balance	1st Day of Accrual
1	06/30/2020	08/03/2020	5,100,000.00	-
2	08/03/2020	09/01/2020	5,089,343.20	10,656.80
3	09/01/2020	10/01/2020	5,078,655.32	10,687.88
4	10/01/2020	11/02/2020	5,067,936.26	10,719.06
5	11/02/2020	12/01/2020	5,057,185.94	10,750.32
6	12/01/2020	01/04/2021	5,046,404.26	10,781.68
7	01/04/2021	02/01/2021	5,035,591.14	10,813.12
8	02/01/2021	03/01/2021	5,024,746.48	10,844.66
9	03/01/2021	04/01/2021	5,013,870.19	10,876.29
10	04/01/2021	05/04/2021	5,002,962.18	10,908.01
11	05/04/2021	06/01/2021	4,992,022.35	10,939.83
12	06/01/2021	07/01/2021	4,981,050.61	10,971.74
13	07/01/2021	08/02/2021	4,970,046.87	11,003.74
14	08/02/2021	09/01/2021	4,959,011.04	11,035.83
15	09/01/2021	10/01/2021	4,947,943.02	11,068.02
16	10/01/2021	11/01/2021	4,936,842.72	11,100.30
17	11/01/2021	12/01/2021	4,925,710.04	11,132.68
18	12/01/2021	01/04/2022	4,914,544.89	11,165.15
19	01/04/2022	02/01/2022	4,903,347.18	11,197.71
20	02/01/2022	03/01/2022	4,892,116.81	11,230.37
21	03/01/2022	04/01/2022	4,880,853.68	11,263.13
22	04/01/2022	05/03/2022	4,869,557.70	11,295.98
23	05/03/2022	06/01/2022	4,858,228.77	11,328.93
24	06/01/2022	07/01/2022	4,846,866.80	11,361.97

25	07/01/2022	08/01/2022	4,835,471.69	11,395.11
26	08/01/2022	09/01/2022	4,824,043.35	11,428.34
27	09/01/2022	10/03/2022	4,812,581.67	11,461.68
28	10/03/2022	11/01/2022	4,801,086.56	11,495.11
29	11/01/2022	12/01/2022	4,789,557.93	11,528.63
30	12/01/2022	01/03/2023	4,777,995.67	11,562.26
31	01/03/2023	02/01/2023	4,766,399.69	11,595.98
32	02/01/2023	03/01/2023	4,754,769.89	11,629.80
33	03/01/2023	04/03/2023	4,743,106.17	11,663.72
34	04/03/2023	05/02/2023	4,731,408.43	11,697.74
35	05/02/2023	06/01/2023	4,719,676.57	11,731.86
36	06/01/2023	07/03/2023	4,707,910.49	11,766.08
37	07/03/2023	08/01/2023	4,696,110.09	11,800.40
38	08/01/2023	09/01/2023	4,684,275.28	11,834.81
39	09/01/2023	10/02/2023	4,672,405.95	11,869.33
40	10/02/2023	11/01/2023	4,660,502.00	11,903.95
41	11/01/2023	12/01/2023	4,648,563.33	11,938.67
42	12/01/2023	01/02/2024	4,636,589.84	11,973.49
43	01/02/2024	02/01/2024	4,624,581.42	12,008.42
44	02/01/2024	03/01/2024	4,612,537.98	12,043.44
45	03/01/2024	04/02/2024	4,600,459.41	12,078.57
46	04/02/2024	05/01/2024	4,588,345.61	12,113.80
47	05/01/2024	06/03/2024	4,576,196.48	12,149.13
48	06/03/2024	07/01/2024	4,564,011.92	12,184.56
49	07/01/2024	08/01/2024	4,551,791.82	12,220.10
50	08/01/2024	09/03/2024	4,539,536.08	12,255.74
51	09/03/2024	10/01/2024	4,527,244.59	12,291.49
52	10/01/2024	11/01/2024	4,514,917.25	12,327.34
53	11/01/2024	12/02/2024	4,502,553.96	12,363.29
54	12/02/2024	01/02/2025	4,490,154.61	12,399.35
55	01/02/2025	02/03/2025	4,477,719.09	12,435.52

56	02/03/2025	03/03/2025	4,465,247.30	12,471.79
57	03/03/2025	04/01/2025	4,452,739.14	12,508.16
58	04/01/2025	05/01/2025	4,440,194.49	12,544.65
59	05/01/2025	06/02/2025	4,427,613.26	12,581.23
60	06/02/2025	07/01/2025	4,414,995.33	12,617.93
61	07/01/2025	08/01/2025	4,402,340.60	12,654.73
62	08/01/2025	09/02/2025	4,389,648.96	12,691.64
63	09/02/2025	10/01/2025	4,376,920.30	12,728.66
64	10/01/2025	11/03/2025	4,364,154.52	12,765.78
65	11/03/2025	12/01/2025	4,351,351.50	12,803.02
66	12/01/2025	01/02/2026	4,338,511.14	12,840.36
67	01/02/2026	02/02/2026	4,325,633.33	12,877.81
68	02/02/2026	03/02/2026	4,312,717.96	12,915.37
69	03/02/2026	04/01/2026	4,299,764.92	12,953.04
70	04/01/2026	05/01/2026	4,286,774.10	12,990.82
71	05/01/2026	06/01/2026	4,273,745.39	13,028.71
72	06/01/2026	07/01/2026	4,260,678.68	13,066.71
73	07/01/2026	08/03/2026	4,247,573.86	13,104.82
74	08/03/2026	09/01/2026	4,234,430.82	13,143.04
75	09/01/2026	10/01/2026	4,221,249.44	13,181.38
76	10/01/2026	11/02/2026	4,208,029.62	13,219.82
77	11/02/2026	12/01/2026	4,194,771.24	13,258.38
78	12/01/2026	01/04/2027	4,181,474.19	13,297.05
79	01/04/2027	02/01/2027	4,168,138.35	13,335.84
80	02/01/2027	03/01/2027	4,154,763.62	13,374.73
81	03/01/2027	04/01/2027	4,141,349.88	13,413.74
82	04/01/2027	05/04/2027	4,127,897.02	13,452.86
83	05/04/2027	06/01/2027	4,114,404.92	13,492.10
84	06/01/2027	07/01/2027	4,100,873.47	13,531.45
85	07/01/2027	08/02/2027	4,087,302.55	13,570.92
86	08/02/2027	09/01/2027	4,073,692.05	13,610.50

87	09/01/2027	10/01/2027	4,060,041.85	13,650.20
88	10/01/2027	11/01/2027	4,046,351.84	13,690.01
89	11/01/2027	12/01/2027	4,032,621.90	13,729.94
90	12/01/2027	01/04/2028	4,018,851.91	13,769.99
91	01/04/2028	02/01/2028	4,005,041.76	13,810.15
92	02/01/2028	03/01/2028	3,991,191.33	13,850.43
93	03/01/2028	04/03/2028	3,977,300.50	13,890.83
94	04/03/2028	05/02/2028	3,963,369.16	13,931.34
95	05/02/2028	06/01/2028	3,949,397.18	13,971.98
96	06/01/2028	07/03/2028	3,935,384.45	14,012.73
97	07/03/2028	08/01/2028	3,921,330.85	14,053.60
98	08/01/2028	09/01/2028	3,907,236.26	14,094.59
99	09/01/2028	10/02/2028	3,893,100.56	14,135.70
100	10/02/2028	11/01/2028	3,878,923.63	14,176.93
101	11/01/2028	12/01/2028	3,864,705.36	14,218.27
102	12/01/2028	01/02/2029	3,850,445.62	14,259.74
103	01/02/2029	02/01/2029	3,836,144.28	14,301.34
104	02/01/2029	03/01/2029	3,821,801.23	14,343.05
105	03/01/2029	04/03/2029	3,807,416.35	14,384.88
106	04/03/2029	05/01/2029	3,792,989.51	14,426.84
107	05/01/2029	06/01/2029	3,778,520.59	14,468.92
108	06/01/2029	07/02/2029	3,764,009.47	14,511.12
109	07/02/2029	08/01/2029	3,749,456.03	14,553.44
110	08/01/2029	09/04/2029	3,734,860.14	14,595.89
111	09/04/2029	10/01/2029	3,720,221.68	14,638.46
112	10/01/2029	11/01/2029	3,705,540.52	14,681.16
113	11/01/2029	12/03/2029	3,690,816.54	14,723.98
114	12/03/2029	01/02/2030	3,676,049.62	14,766.92
115	01/02/2030	02/01/2030	3,661,239.63	14,809.99
116	02/01/2030	03/01/2030	3,646,386.44	14,853.19
117	03/01/2030	04/01/2030	3,631,489.93	14,896.51

118	04/01/2030	05/01/2030	3,616,549.97	14,939.96
119	05/01/2030	06/03/2030	3,601,566.44	14,983.53
120	06/03/2030	07/01/2030	3,586,539.21	15,027.23